As filed with the Securities and Exchange Commission on July 21, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SEPRACOR INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-2536587
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

84 Waterford Drive
Marlborough, Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)

2000 Stock Incentive Plan

(Full Title of the Plan)

Andrew I. Koven, Esq.

Executive Vice President, General Counsel and Corporate Secretary

Sepracor Inc.

84 Waterford Drive

Marlborough, MA 01752

(Name and Address of Agent For Service)

(508) 481-6700

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.10 par value per share (including the associated Preferred Stock Purchase Rights)	1,500,000 shares	$20.87	$31,305,000	$1,231.00

(1)          In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)          Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the registrant’s common stock as reported on the Nasdaq Global Select Market on July 18, 2008.

STATEMENT OF INCORPORATION BY REFERENCE

Except as otherwise set forth below, this registration statement on Form S-8 incorporates by reference the contents of the registration statements on Form S-8, File No. 333-145323, File No. 333-58368, File No. 333-100887, File No. 333-112748, File No. 333-130368 and File No. 333-138815, relating to the Registrant’s 2000 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Marlborough, Commonwealth of Massachusetts, on the 18th day of July, 2008.

SEPRACOR INC.

By:	/s/ Robert F. Scumaci
Robert F. Scumaci
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Sepracor Inc. hereby severally constitute Adrian Adams and Robert F. Scumaci, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Sepracor Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Adrian Adams	President, Chief Executive Officer	July 18, 2008
Adrian Adams	and Director (Principal Executive
Officer)

/s/ Robert F. Scumaci	Executive Vice President and Chief	July 18, 2008
Robert F. Scumaci	Financial Officer (Principal
Accounting Officer)

/s/ Timothy J. Barberich	Director	July 18, 2008
Timothy J. Barberich

/s/ Digby W. Barrios	Director	July 18, 2008
Digby W. Barrios

/s/ Robert J. Cresci	Director	July 18, 2008
Robert J. Cresci

/s/ James F. Mrazek	Director	July 18, 2008
James F. Mrazek

/s/ Lisa Riccardi	Director	July 18, 2008
Lisa Riccardi

/s/ Timothy J. Rink	Director	July 18, 2008
Timothy J. Rink

/s/ Alan A. Steigrod	Director	July 18, 2008
Alan A. Steigrod

Exhibit Index

Exhibit Number	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant, as amended
4.2(1)	Amended and Restated By-Laws of the Registrant
4.3(2)	Rights Agreement dated June 3, 2002 between the Registrant and EquiServe Trust Company, N.A., as rights agent
5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)
23.2	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm
24	Power of Attorney (included in the signature pages of this Registration Statement)

(1)

Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (File No. 0-19410) and incorporated herein by reference.

(2)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Current Report on Form 8-K filed on June 4, 2002 (File No. 0-19410) and incorporated herein by reference.